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                                                                    EXHIBIT 99.1


                          ANNUAL SERVICER'S CERTIFICATE

                             AMERICAN EXPRESS TRAVEL
                         RELATED SERVICES COMPANY, INC.

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                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

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     The  undersigned,  a duly  authorized  representative  of American  Express
Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of March 30, 2001, (as amended and supplemented, the "Agreement"), by and among TRS, as Servicer, American Express Centurion Bank, a Utah banking institution, and American Express Receivables Financing Corporation II, each as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify to the best of his knowledge after reasonable investigation that:

1.   TRS  is  as  of  the  date   hereof  the   Servicer  under  the  Agreement.
Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

2. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3. A review of the activities of the Servicer during the calendar year ended December 31, 2001 and of its performance under the Agreement was conducted under my supervision.

4.   Based  on  such  review,  the  Servicer  has, to the best of my  knowledge, performed in all material respects its obligations under the Agreement throughout such calendar year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each Default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended December 31, 2000, which sets in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default, and (iii) the current status of each such default: NONE.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 21st day of March, 2002.

                                        AMERICAN EXPRESS TRAVEL RELATED
                                        SERVICES COMPANY, INC., as Servicer

                                        By: /s/ Lawrence Belmonte
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                                           Name:   Lawrence Belmonte
                                           Title:  Vice President
                                                   CSBS - Forecast & Planning